                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)

       WASHINGTON                                      91-0609840
--------------------------                 -------------------------------------
(State of incorporation or                   (IRS Employer Identification No.)
 organization)

                    601 WEST 1ST AVE, SPOKANE, WA 99201-5015
                    ----------------------------------------
               (Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

VARIABLE RATE CUMULATIVE PREFERRED                AMERICAN STOCK EXCHANGE, LLC
STOCK, SERIES E-7


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

Securities Act registration statement file number to which this form relates:
333-94119                (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                        ---------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities registered on this Form 8-A are described under the heading "DESCRIPTION OF SECURITIES" on pages 11-17 of the Prospectus contained in the form S-2 Registration Statement, Registration No. 333-94119, filed by the Registrant with the Securities and Exchange Commission on January 5, 2000. Such description is incorporated herein by reference in its entirety.

ITEM 2.  EXHIBITS.

N/A

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  METROPOLITAN MORTGAGE &
                                  SECURITIES CO., INC.



Date: January 17, 2002            By /s/ Sterling Gallagher
                                     -------------------------------------
                                     Sterling Gallagher, Chief Financial Officer